NINTH AMENDMENT TO LEASE
THIS NINTH AMENDMENT TO LEASE (the "Ninth Amendment") is made and entered into as of March 19, 2024, by and between Exponent Realty, LLC, a Delaware limited liability company ("Landlord"), and Corcept Therapeutics Incorporated, a Delaware corporation (“Tenant”).
RECITALS
A.    Landlord and Tenant are parties to that certain lease dated April 1, 2016 (the "Lease"), the first amendment (the “First Amendment”) dated June 1, 2017, the second amendment (the “Second Amendment”) dated March 12, 2018, the third amendment (the “Third Amendment”) dated November 8, 2018, the Fourth Amendment dated October 23, 2019 (the “Fourth Amendment”) the Fifth Amendment dated June 17, 2020 (the “Fifth Amendment”), the Sixth Amendment dated July 22, 2020 (the “Sixth Amendment”), the Seventh Amendment (the "Seventh Amendment") dated March 18, 2022, and the Eighth Amendment dated April 1, 2023 (the "Eighth Amendment"). Pursuant to the Lease, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, and the Eight Amendment, Landlord has leased to Tenant space currently containing approximately 50,777 rentable square feet (the “Premises”) on the first and second floor of the building, located at 149 Commonwealth Dr., Menlo Park, CA 94025 (the "Building").
B.    The term of the Lease, as amended, expires on June 30, 2024.
C.    Tenant and Landlord desire to extend the term of the Lease to July 31, 2024.
D.    Tenant and Landlord now desire to amend the Lease on the following terms and conditions:
NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.    Lease Term. The Term of the Lease is extended through July 31, 2024. There are no options to extend the Term of the Lease.
2.    Base Rent. The Base Rent for the Premises for the period of July 1-July 31, 2024 shall be $205,646.85. Tenant shall continue to pay its proportionate share of the Operating Expenses and Real Estate Taxes on the Premises.
3.    Miscellaneous.
3.1    This Ninth Amendment, which is hereby incorporated into and made a part of the Lease, sets forth the entire agreement between the parties with respect to the matters herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Ninth Amendment. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Ninth Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm, entity, broker or other tenants in the Building without obtaining the express written consent of Landlord.
3.2 Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.
3.3 In the case of any inconsistency between the provisions of the Lease and the Ninth Amendment, the provisions of this Ninth Amendment shall govern and control.
3.4 Submission of this Ninth Amendment by Landlord is not an offer to enter into this Ninth Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Ninth Amendment until Tenant and Landlord have executed and Landlord delivered the same to Tenant.

3.5 Tenant hereby represents to Landlord that Tenant has dealt with no real estate brokers or agents in connection with this Ninth Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such real estate brokers or agents (collectively, the “Landlord Related Parties”) harmless from all claims of any real estate brokers or agents claiming to have represented Tenant in connection with this Ninth Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no real estate brokers or agents in connection with this Ninth Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such real estate brokers or agents (collectively, the “Tenant Related Parties”) harmless from all claims of any real estate brokers or agents claiming to have represented Landlord in connection with this Ninth Amendment.
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3.6 Each signatory of this Ninth Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

    IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Ninth Amendment as of the day and year first above written.

LANDLORD:

EXPONENT REALTY, L.L.C.,
a Delaware limited liability company

Date: April 2, 2024	By: /s/ Richard L. Schlenker
Name: Richard L. Schlenker
Title: Executive Vice President & CFO

TENANT:

Corcept Therapeutics Incorporated,
a Delaware corporation

Date: April 1, 2024	By: /s/ J.D. Lyon
Name: J.D. Lyon
Title: Chief Accounting & Technology Officer